 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-298351
PROSPECTUS SUPPLEMENT
(To prospectus dated August 14, 2026)
391,944 Common Shares
Nabors Industries Ltd.

The Selling Shareholder (as defined below) identified in this prospectus supplement is offering up to an aggregate of 391,944 shares of common shares, par value $0.05 per share (our “common shares”), of Nabors Industries Ltd., a Bermuda exempted company (the “Company” or “Nabors”). The Company is not selling any common shares held by us and our subsidiaries and will not receive any of the proceeds from the sale of common shares by the Selling Shareholder.
All of our common shares that are being offered and sold in this offering are currently held by Quaise Energy, Inc., a Delaware corporation (“Quaise” or the “Selling Shareholder”). Such common shares were issued to Quaise as consideration for the purchase by Nabors (through its designee, Nabors Energy Transition Ventures LLC, a Delaware limited liability company and wholly owned indirect subsidiary of Nabors (“Nabors Energy”)) of shares of Series B-1 Preferred Stock of Quaise, pursuant to the terms and subject to the conditions of the Series B Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of August 26, 2026, by and among Quaise, Nabors and Nabors Energy.
The Selling Shareholder from time to time may offer and sell common shares held by it directly or through agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus supplement.
Our common shares are listed on the New York Stock Exchange (“NYSE”) under the symbol “NBR.” On August 26, 2026, the last reported sale price of our common shares on the NYSE was $87.49 per share.

Investing in our common shares involves risk. Before making a decision to invest in any shares, you should carefully consider each of the factors described or referred to under “Risk Factors” beginning on page S-3 of this prospectus supplement, page 6 of the accompanying prospectus and “Item 1A - Risk Factors” of our most recent Annual Report on Form 10-K.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2026.

Prospectus Supplement
Prospectus
Before making a decision to invest in any shares, you should carefully read this prospectus supplement, the accompanying prospectus and any “free writing prospectus” we authorize to be delivered to you, together with the additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement.
Unless we have specifically indicated otherwise, references in this prospectus supplement to “Nabors,” “we,” “us,” “our,” the “Company,” or similar terms are to Nabors Industries Ltd. together with its subsidiaries. References in this prospectus supplement to “Nabors Delaware” mean Nabors Industries, Inc., a wholly owned subsidiary of Nabors.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. This document contains two parts: The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which contains a description of our common shares and gives more general information, some of which may not apply to this offering. Under this shelf registration process, a selling shareholder may, from time to time, offer and sell our common shares described in this prospectus supplement and in the accompanying prospectus in one or more offerings. This prospectus supplement may add, update or change information contained in the accompanying prospectus. Please carefully read both this prospectus supplement and the accompanying prospectus in addition to the information described in the section of the prospectus entitled “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement and the accompanying prospectus. If any information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of shares of our common shares offered by this prospectus supplement. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Selling Shareholder have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Selling Shareholder is not, making an offer of these securities in any state where the offer is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the dates of the respective documents. Our business, financial condition, results of operations and prospects may have changed since that date.
The words “Nabors,” “Company,” “we,” “our,” “ours” and “us” as used herein refer to Nabors Industries Ltd. and its subsidiaries, unless otherwise stated.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us and this offering. This information is not complete and does not contain all of the information you should consider before making a decision to invest in our shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, including “Risk Factors” and “Forward-Looking Statements” contained in this prospectus supplement and “Risk Factors” and “Forward-Looking Statements” contained in the accompanying prospectus and the financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
About Our Company
Nabors Industries Ltd. (NYSE: NBR) was formed as a Bermuda exempted company on December 11, 2001. Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and international markets. Nabors also provides performance software, directional drilling services, tubular running services, managed pressure drilling services and innovative technologies for its own rig fleet and those operated by third parties. In addition, Nabors manufactures advanced drilling equipment and provides drilling rig instrumentation. Also, Nabors has a portfolio of technologies designed to drive energy efficiency and emissions reductions for both itself and third-party customers.
With operations in approximately 20 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of June 30, 2026, included:
(i)
239 actively marketed rigs for land-based drilling operations in the United States and various countries throughout the world; and

(ii)
27 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510. More information is available on the Internet at www.nabors.com. The information on our website is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and our web address is included as an inactive textual reference only.
Other Information
The Commission maintains a website at www.sec.gov that contains our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements, and all amendments thereto.

RISK FACTORS
You should consider carefully all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and, in particular, the risk factors set forth below and the risk factors described in our most recent Annual Report on Form 10-K filed with the Commission and incorporated by reference in this prospectus supplement. These risks and uncertainties could materially and adversely impact our business, financial condition, results of operations, could cause actual results to differ materially from our expectations and projections, and could cause the market value of our shares to decline. You should consider these risk factors when evaluating us and our common shares and when reading the rest of this prospectus supplement and the accompanying prospectus, including the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, which are incorporated by reference in this prospectus supplement. These risk factors may not include all of the important factors that could affect our business or our industry or that could cause our future financial results to differ materially from historic or expected results or cause the market price of our common shares to fluctuate or decline. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business, including our results of operations, liquidity and financial condition.
Risks Related to this Offering and Ownership of our Common Shares
None of the proceeds from the sale of our common shares by the Selling Shareholder in this offering will be available to us to fund our operations.
We will not receive any proceeds from the sale of our common shares by the Selling Shareholder in this offering. Consequently, none of the proceeds from such sale by the Selling Shareholder will be available to us to fund our operations, capital expenditures, compensation plans or acquisition opportunities. See “Use of Proceeds.”
We do not intend to pay cash dividends for the foreseeable future.
The timing, declaration, amount and payment of future dividends to shareholders falls within the discretion of our board of directors and will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that our board of directors deems relevant. We do not intend to, and there can be no assurance that we will, pay any dividend in the future.
Your percentage of ownership in us may be diluted in the future.
Your percentage ownership in us may be diluted because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees.
Our Memorandum of Association and Amended and Restated Bye-laws authorize us to issue, without the approval of our shareholders, up to 25,000,000 preferred shares in one or more classes or series having such designation, powers, preferences, and relative, participating, optional and other special rights, including preferences over our common shares respecting dividends and distributions, as our board of directors generally may determine. The terms of one or more classes or series of preferred shares could dilute the voting power or reduce the value of our common shares. For example, we could grant the holders of preferred shares the right to elect some number of our directors in all events or on the happening of specified events or to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we could assign to holders of preferred shares could affect the residual value of our common shares. See the section entitled “Description of Authorized Share Capital — Preferred Shares” in the accompanying prospectus.
Our share price may fluctuate significantly, which may make it difficult for you to resell the common shares when you want or at prices you find attractive.
The market price of our common shares may fluctuate significantly due to a number of factors, some of which may be beyond our control, including:

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our quarterly or annual earnings, or those of other companies in our industry;

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the failure of securities analysts to cover our common shares;

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actual or anticipated fluctuations in our operating results;

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changes in earnings estimates by securities analysts or our ability to meet those estimates;

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our ability to meet our forward-looking guidance;

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the operating and share price performance of other comparable companies;

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overall market fluctuations and domestic and worldwide economic conditions, including adverse geopolitical conditions; and

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other factors described in “Item 1A. Risk Factors” of our Annual Report on Form 10-K.

Stock markets in general have experienced volatility that has often been unrelated to the operating performance of a particular company. Broad market and industry factors may materially harm the market price of our common shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company’s securities, shareholder derivative lawsuits and/or securities class action litigation has often been instituted against such company. Such litigation, if instituted against us, could result in substantial costs and a diversion of management’s attention and resources.
In addition, investors may have difficulty accurately valuing our common shares. Investors often value companies based on the share prices and results of operations of other comparable companies. Investors may find it difficult to find comparable companies and to accurately value our common shares, which may cause the trading price of our common shares to fluctuate.
If securities or industry analysts do not publish research or reports about our business, or if they downgrade their recommendations regarding our common shares, our share price and trading volume could decline.
The trading market for our common shares is influenced by the research and reports that industry or securities analysts publish about us or our business. If any of the analysts who may cover us downgrade our common shares or publish inaccurate or unfavorable research about our business, our common share price may decline. If analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common share price or trading volume to decline and our common shares to be less liquid.
The Selling Shareholder owns 391,944 of our common shares. The sale of shares by the Selling Shareholder in this offering and in one or more additional offerings may cause our share price to decline.
Any sales of substantial amounts of our common shares in the public market or the perception that such sales might occur, in connection with this offering or otherwise, may cause the market price of our common shares to decline. Upon completion of this offering, we will have an aggregate of approximately 16,352,444 shares of our common shares issued and outstanding, including 1,161,283 shares held by our subsidiaries. Our common shares sold in this offering will be freely tradeable without restriction or further registration under the Securities Act, unless the shares are owned by one of our “affiliates,” as that term is defined in Rule 405 under the Securities Act. Disposition by the Selling Shareholder of our common shares, or the perception that such dispositions could occur, could adversely affect prevailing market prices for our common shares.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs.
Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause our actual results to differ materially from our expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to:
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geopolitical events, pandemics, global and regional conflicts and other macro-events and their respective and collective impact on our operations as well as oil and gas markets and prices;

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fluctuations and volatility in worldwide prices of and demand for oil and natural gas;

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fluctuations in levels of oil and natural gas exploration and development activities;

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fluctuations in the demand for our services;

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competitive and technological changes and other developments in the oil and gas and oilfield services industries;

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our ability to renew customer contracts in order to maintain competitiveness;

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the existence of operating risks inherent in the oil and gas and oilfield services industries;

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the possibility of the loss of one or a number of our large customers;

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the amount and nature of our future capital expenditures and how we expect to fund our capital expenditures;

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the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems;

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the impact of our long-term indebtedness and other financial commitments on our financial and operating flexibility;

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our access to, and the cost of, capital, including the impact of a downgrade in our credit rating, covenant restrictions, availability under our secured revolving credit facility, future issuances of debt or equity securities and the global interest rate environment;

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our dependence on our operating subsidiaries and investments to meet our financial obligations;

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our ability to retain skilled employees;

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our ability to complete, and realize the expected benefits of, strategic transactions, such as our acquisition of Parker Drilling Company;

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changes in tax laws and the possibility of changes in other laws and regulations;

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the possibility of political or economic instability, civil disturbance, war or acts of terrorism in any of the countries in which we do business;

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global views on and the regulatory environment related to energy transition and our ability to implement our energy transition initiatives;

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potential long-lived asset impairments;

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the possibility of changes to U.S. trade policies and regulations, including the imposition of new tariffs, trade embargoes or sanctions;

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general economic conditions, including the capital and credit markets;

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our ability to utilize NOLs; and

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other risk factors included in the reports we file from time to time with the Commission, including, but not limited to, the risks identified in the section entitled “Risk Factors” included in our most recent Annual Report on Form 10-K.

We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

USE OF PROCEEDS
We are filing this prospectus supplement to permit holders of our common shares described in the section entitled “Selling Shareholder” to resell the shares described in such section. We will not receive cash proceeds from the sale of shares of our common shares by the Selling Shareholder from time to time pursuant to this prospectus supplement. The proceeds from any such offering are solely for the account of the Selling Shareholder.

SELLING SHAREHOLDER
This prospectus supplement covers 391,944 of our common shares held by the Selling Shareholder named below to permit the Selling Shareholder to resell such shares, as set forth in the table below, in the manner contemplated under the section entitled “Plan of Distribution” in this prospectus supplement. The shares covered by this prospectus supplement may be offered from time to time by the Selling Shareholder. All of the common shares covered by this prospectus supplement were issued to the Selling Shareholder pursuant to the Purchase Agreement pursuant to which we agreed to file with the Commission a shelf registration statement and this prospectus supplement to permit public resale of the common shares issued to the Selling Shareholder.
The registration of our common shares covered by this prospectus supplement does not necessarily mean that any of our common shares will be sold by the Selling Shareholder. The Selling Shareholder may offer all, some or none of the common shares. As a result, we cannot estimate the number of our common shares that will be held by the Selling Shareholder upon termination of any of these sales.
The following table sets forth information regarding beneficial ownership of our common shares by the Selling Shareholder as of August 26, 2026, referred to below as the “beneficial ownership date,” before and after giving effect to this offering. Applicable percentage ownership before and after the offering is based on an aggregate of 16,352,444 shares of common shares outstanding as of the beneficial ownership date.
	Common Shares Beneficially Owned Prior to the Offering(1)		Common Shares Being Registered for Resale(2)	Common Shares Beneficially Owned After Completion of the Offering(2)
Name of Selling Shareholder	Number	Percent(3)	Number	Number	Percent(3)
Quaise Energy, Inc.(4)	391,944	2.4%	391,944	—	—%
Total	391,944	2.4%	391,944	—	—%

(1)
Beneficial ownership is determined in accordance with the rules of the Commission, pursuant to which a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which such person has no economic interest. Except as otherwise indicated in these footnotes, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated common shares.

(2)
Represents the number of shares being registered on behalf of the Selling Shareholder pursuant to this prospectus supplement, which may be less than the total number of shares beneficially owned by the Selling Shareholder.

(3)
Assumes the Selling Shareholder disposes of all of the common shares covered by this prospectus and does not acquire beneficial ownership of any additional common shares. The registration of these common shares does not necessarily mean that the Selling Shareholder will sell all or any portion of the common shares covered by this prospectus supplement. Because the Selling Shareholder is not obligated to sell any portion of our common shares shown as offered by them, we cannot estimate the actual number or percentage of our common shares that will be held by the Selling Shareholder upon completion of this offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the common shares covered by this prospectus will be held by the Selling Shareholder.

(4)
The reported address of the Selling Shareholder is 9302 Lambright Road, Houston, TX 77075. Nabors has the right to appoint one director to Quaise’s Board of Directors, which Nabors has exercised to appoint William Restrepo as a director. Mr. Restrepo previously served as Nabors’ Chief Financial Officer until September 30, 2025. After giving effect to the transactions contemplated by the Purchase Agreement, Quaise expects that Nabors will own approximately 14% of its equity.

PLAN OF DISTRIBUTION
The Selling Shareholder may, from time to time and subject to the terms of the Purchase Agreement governing the rights of the Selling Shareholder, sell any or all of our common shares beneficially owned by them and offered hereby directly or through one or more underwriters, broker-dealers, agents or any combination thereof. The term “Selling Shareholder” includes pledgees, donees, transferees or other successors-in-interest that receive the resale shares from the Selling Shareholder as a gift, distribution or other transfer (including a purchase) after the date of this prospectus supplement. To the extent required, this prospectus supplement may be amended and supplemented from time to time to describe a specific plan of distribution.
The Selling Shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of the resale shares. The Selling Shareholder will be responsible for any underwriting discounts or commissions or agent’s commissions. Our common shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling our common shares (which may involve crosses or block transactions):
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on the NYSE or any other national securities exchange or quotation service on which shares of our common shares may be listed or quoted at the time of sale;

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in the over-the-counter market;

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in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

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through the writing of options, whether such options are listed on an options exchange or otherwise;

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ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers; block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus supplement;

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an exchange distribution in accordance with the rules of the applicable exchange;

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in privately negotiated transactions;

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through the settlement of short sales;

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broker-dealers may agree with the Selling Shareholder to sell a specified number of our common shares at a stipulated price per share;

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a combination of any such methods of sale; and

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any other method permitted pursuant to applicable law.

In connection with distributions of the resale shares or otherwise, the Selling Shareholder, underwriters, selling group members and their respective affiliates may:
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enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the resale shares in the course of hedging their positions;

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sell our common shares short and deliver the resale shares to close out such short positions;

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enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to them of resale shares offered by this prospectus supplement, which they may in turn resell; or

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pledge our common shares to a broker-dealer or other financial institution, which, upon a default by the Selling Shareholder under the transaction to which such pledge relates, they may in turn resell.

In addition, the Selling Shareholder may sell our common shares held by it pursuant to Rule 144 adopted under the Securities Act, as permitted by that rule, or under Section 4(a)(1) of the Securities Act, rather than pursuant to this prospectus supplement. In effecting sales, broker-dealers or agents engaged by the Selling

Shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Shareholder, in amounts to be negotiated immediately prior to the sale.
The Selling Shareholder and any broker-dealers or agents that are involved in selling our common shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The Selling Shareholder will be subject to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including Regulation M, which may limit the timing of purchases and sales of our common shares by the Selling Shareholder and its affiliates.
In order to comply with the securities laws of certain states, the resale shares must be sold in those states only through registered or licensed brokers or dealers.
We will make copies of this prospectus supplement available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the resale shares against certain liabilities, including liabilities arising under the Securities Act.
At the time a particular offer of resale shares is made, if required, a future prospectus supplement or amendment to this prospectus supplement will be distributed that will set forth:
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the number of resale shares being offered;

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the terms of the offering, including the name of any underwriter, dealer or agent;

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the purchase price paid by any underwriter;

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any discount, commission and other underwriter compensation;

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any discount, commission or concession allowed or reallowed or paid to any dealer; and

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the proposed selling price to the public.

LEGAL MATTERS
Certain legal matters regarding the shares offered hereby will be passed upon for us by Milbank LLP, New York, New York, with respect to New York law, and by Conyers Dill & Pearman Limited, Hamilton, Bermuda, with respect to Bermuda law.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report, which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of certain entities of Parker Drilling Company (“Parker”) because it was acquired by the Company in a purchase business combination during 2025, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
The prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission covering various securities that we may offer, including the shares offered under this prospectus supplement. The registration statement, including the attached exhibits and schedules, contains additional relevant information about the shares offered hereby.
Additionally, we file annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. The Commission maintains an internet site that is available to the public that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at https://www.sec.gov. Nabors’ filings are also available at Nabors’ website at https://www.nabors.com. Website materials are not a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The Commission allows us to “incorporate by reference” the information we file with the Commission, which means:
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we consider incorporated documents to be part of this prospectus supplement;

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we may disclose important information to you by referring you to those documents; and

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information we subsequently file with the Commission will automatically update and supersede the information in this prospectus supplement.

This prospectus supplement incorporates by reference the following documents we filed with the Commission; provided, however, that we are not incorporating any documents or information deemed to have been furnished (but not filed) under Items 2.02 or 7.01 of any Current Report on Form 8-K and exhibits relating to such disclosure, unless otherwise specifically noted below:
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Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 13, 2026.

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Nabors’ Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2026, to the extent incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Nabors’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 1, 2026 and July 31, 2026, respectively.

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Nabors’ Current Reports on Form 8-K filed with the Commission on April 7, 2026, June 5, 2026 and July 29, 2026 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

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The description of our common shares as set forth in our registration statement filed under the Exchange Act on Form 8-A dated June 24, 2002, as updated by Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2025, and as subsequently amended or updated; and

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All subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the date this offering is terminated; other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

This prospectus supplement and the accompanying prospectus summarize material provisions of contracts and other documents to which we refer. Since this prospectus supplement and the accompanying prospectus may not contain all the information that you may find important, you should review the full text of those documents. Upon oral or written request, we will provide each person receiving this prospectus supplement and the accompanying prospectus a free copy of any or all documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may direct such requests to:
Nabors Corporate Services, Inc.
515 West Greens Road, Suite 1200
Houston, Texas 77067
Attention: Investor Relations
Telephone: (281) 874-0035
Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

PROSPECTUS
NABORS INDUSTRIES LTD.
GUARANTEES OF DEBT SECURITIES
PREFERRED SHARES
COMMON SHARES
WARRANTS
NABORS INDUSTRIES, INC.
DEBT SECURITIES
This prospectus contains a general description of the securities that we may offer for sale. The issuer will provide the specific terms of the securities in supplements to this prospectus. We, or the issuer of the securities, can only use this prospectus to offer and sell any specific security by also including a prospectus supplement for that security. In addition, selling security holders who may be named in a prospectus supplement may offer and sell from time to time securities in such amounts as set forth in such prospectus supplement. We, or the issuer of the securities, may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. You should read this prospectus, the applicable prospectus supplements and any documents incorporated herein by reference carefully before you invest.
The common shares of Nabors Industries Ltd. are traded on the New York Stock Exchange under the symbol “NBR.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.
INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS AND ANY SUCH PROSPECTUS SUPPLEMENT.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The securities may be offered and sold to or through underwriters, dealers, agents or other third parties as designated from time to time, or directly to one or more other purchasers or through a combination of such methods on a continuous or delayed basis. See “Plan of Distribution.” To the extent required by applicable regulation, if any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.
August 14, 2026
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus or any applicable supplement. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

ABOUT THIS PROSPECTUS
As used in this prospectus and any prospectus supplement:
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“Nabors” means Nabors Industries Ltd., a Bermuda exempted company;

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“we,” “our,” and “us” generally means Nabors, together with its consolidated subsidiaries, unless the context otherwise requires;

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“Nabors Delaware” means Nabors Industries, Inc., a Delaware corporation and wholly-owned indirect subsidiary of Nabors; and

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When we refer to “you” we mean the potential holders of the applicable series of securities.

This prospectus is part of a registration statement that we and Nabors Delaware filed with the United States Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the different types of securities, and issue related guarantees, as described in this prospectus, in one or more foreign currencies, foreign currency units or composite currencies. This prospectus only provides you with a general description of the securities that we or a selling security holder may offer. Because Nabors is a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), Nabors may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part with the Commission at the time of the offer. In addition, Nabors is able to add its subsidiaries and securities to be issued by them if Nabors guarantees such securities.
This prospectus provides you with a general description of the securities we may offer. Each time securities are sold, a prospectus supplement will provide specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find Additional Information.”
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities able to be offered under this prospectus. The registration statement, including the exhibits, can be read at the Commission’s website or at the Commission office mentioned under the heading “Where You Can Find Additional Information.”
This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information.
We are not making an offer or soliciting a purchase of these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of such document. Our business, financial condition or results of operations may have changed since that date.
THIS PROSPECTUS INCORPORATES BY REFERENCE IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON WRITTEN OR ORAL REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED.
REQUESTS SHOULD BE DIRECTED TO NABORS CORPORATE SERVICES, INC., 515 WEST GREENS ROAD, SUITE 1200, HOUSTON, TEXAS 77067, ATTENTION: INVESTOR RELATIONS, PHONE NUMBER (281) 874-0035 OR CAN BE FOUND ON OUR WEBSITE AT “HTTP://WWW.NABORS.COM .” WEBSITE MATERIALS ARE NOT PART OF THIS PROSPECTUS.
Unless otherwise indicated, all dollar amounts in this prospectus are expressed in U.S. dollars.

FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements.
We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, or Current Report on Form 8-K that are incorporated by reference herein or in any accompanying prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

ABOUT NABORS INDUSTRIES LTD.
Nabors owns and operates one of the world’s largest land-based drilling rig fleets and is a provider of offshore platform rigs in the United States and numerous international markets. Nabors also supplies performance software, tubular running services, managed pressure drilling services and innovative technologies for both its own rig fleet and those operated by third parties. In addition, Nabors manufactures advanced drilling equipment and provides drilling rig instrumentation. Nabors has also developed a portfolio of technologies designed to drive energy efficiency and emissions reductions for both itself and third-party customers.
Our business is comprised of our global land-based and offshore drilling rig operations and other rig related services and technologies. These services include performance tools, directional drilling services, tubular running services, managed pressure drilling services, equipment manufacturing and rig instrumentation.
Our business consists of four reportable segments: U.S. Drilling, International Drilling, Drilling Solutions and Rig Technologies.
With operations in approximately 20 countries, we are a global provider of drilling and drilling-related services for land-based and offshore oil and natural gas wells, with a fleet of rigs and drilling-related equipment which, as of June 30, 2026 included:
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239 actively marketed rigs for land-based drilling operations in the United States and various countries throughout the world; and

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27 actively marketed rigs for offshore platform drilling operations in the United States and multiple international markets.

Nabors’ principal executive offices are located at Crown House, 4 Par-La-Ville Road, Second Floor, Hamilton, HM08, Bermuda and its telephone number at that address is (441) 292-1510.
Certain provisions of Bermuda law
Nabors has been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to United States residents who are holders of Nabors common shares.
Pursuant to Bermuda law, there is an obligation to issue share certificates. If a share certificate is requested it can only be issued in the name of the legal entity holding title to those shares. In the case of a shareholder acting in a special capacity (for example, as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

ABOUT NABORS INDUSTRIES, INC.
Nabors Delaware is a holding company and an indirect, wholly owned subsidiary of Nabors. Prior to the corporate reorganization that was completed on June 24, 2002, Nabors Delaware was a publicly traded corporation. Nabors Delaware was incorporated in Delaware on May 3, 1978. Nabors Delaware’s principal executive offices are located at 515 West Greens Road, Suite 1200, Houston, Texas 77067 and its telephone number at that address is (281) 874-0035.

RISK FACTORS
Investing in our securities and the securities of Nabors Delaware involves risks. You should carefully consider the risks described in our most recent Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. For each offering of securities made using this prospectus, we may include additional risk factors, if appropriate, in the prospectus supplement relating to that issuance of securities and any applicable free writing prospectus.
The risks incorporated by reference are not the only ones that we may face. Additional risks that are not currently known to us or that we currently consider immaterial may also impair our business, financial condition or results of operations.
The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SELLING SECURITY HOLDERS
We may register securities covered by this prospectus for re-offers and resales by any selling security holders who may be named in a prospectus supplement. Because Nabors is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the Commission. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and any other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS
Except as may be set forth in a prospectus supplement, we intend to use the net proceeds we receive from sales of offered securities for general corporate purposes. These could include capital expenditures, repayment or purchase of previously issued long-term debt, investment in subsidiaries, loans to subsidiaries, additions to working capital, share repurchases, repayment of short-term commercial paper notes or other short-term debt, acquisitions and other business opportunities. If securities are sold by Nabors Delaware, we expect that it will add such proceeds to its general funds and use them for general corporate purposes or will loan or distribute such proceeds to Nabors or any of its subsidiaries. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder who may be named in a prospectus supplement.
When a particular series of securities is offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds from the sale of those securities. Until we apply the proceeds from the sale of the debt securities, we may temporarily invest any proceeds that are not immediately applied to the above purposes in United States government or agency obligations, commercial paper, time deposits, money market funds, short-term marketable debt securities, bank deposits or certificates of deposit, repurchase agreements collateralized by United States government or agency obligations, or other short-term investments.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.
Nabors Delaware may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities of Nabors or Nabors Delaware. The debt securities may be:
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senior obligations issued in one or more series under a senior indenture to be entered into between Nabors Delaware, as issuer, a trustee and, if applicable, Nabors and/or any other guarantor, as guarantor; or

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subordinated obligations issued in one or more series under a subordinated indenture to be entered into between Nabors Delaware, as issuer, a trustee and, if applicable, Nabors and/or any other guarantor, as guarantor.

The trustee for each series of debt securities will be Wilmington Trust, National Association unless otherwise specified in the applicable prospectus supplement.
The following description only summarizes the terms of the material provisions of the indentures and the debt securities. We urge you to read each of the indentures which are filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, the following description is qualified in all respects by reference to the actual text of the indentures and the forms of the debt securities.
General
The indentures relating to Nabors Delaware’s senior and subordinated obligations (the “indentures”) will not contain any restrictions on the amount of additional indebtedness that Nabors Delaware may issue or that Nabors may guarantee in the future.
You should review the prospectus supplement for the terms of the debt securities being offered, including the following terms:
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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the purchase price of the debt securities;

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the date or dates on which the debt securities will mature;

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the rate or rates per annum, if any (which may be fixed or variable), at which the debt securities will bear interest or the method by which such rate or rates will be determined;

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whether the interest, if any, is to be payable in cash or in payment in kind securities;

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the dates on which the interest will be payable and the record dates for payment of interest, if any;

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the coin or currency in which payment of the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

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the terms of any mandatory or optional redemption (including any sinking fund) or any obligation of Nabors Delaware to repurchase the debt securities;

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whether the debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global debt securities and, if so, the identity of the depositary, if any, for such note or notes;

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whether the debt securities will be senior debt securities or subordinated debt securities;

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whether the debt securities will be secured;

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the terms, if any, upon which such debt securities may be convertible into or exchangeable for other debt or equity securities;

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whether the debt securities will be guaranteed by Nabors and/or any other guarantor and the terms and provisions of any such guarantee as described under “— Guarantee” below;

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any special tax implications of the debt securities, including provisions for original issue discount securities, if effected;

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any additional covenants that are included for the benefit of the debt securities;

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any addition to or change or deletion of any event of default or any covenant specified in the applicable indenture; and

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any other additional provisions or specific terms which may be applicable to that series of debt securities.

The indentures will not limit the aggregate principal amount of debt securities that may be issued. Unless indicated in a prospectus supplement, Nabors Delaware may issue additional debt securities of a particular series without the consent of the holders of the debt securities of any series outstanding at the time of issuance. Any such additional debt securities, together with all outstanding debt securities of such series, will constitute a single series of securities under the applicable indenture. The debt securities may be authorized by Nabors Delaware and may be in any currency or currency units designated by the issuer.
The debt securities may be issued as discounted debt securities (bearing no interest or interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any of these discounted debt securities will be described in the applicable prospectus supplement.
Ranking of debt securities
The senior debt securities will be unsubordinated obligations and will rank equal in right of payment with all existing and future unsubordinated indebtedness of Nabors Delaware. The subordinated debt securities will be subordinated obligations and will be subordinated in right of payment to all existing and future senior indebtedness, including the senior debt securities. See “Subordination of subordinated debt securities.” Any series of debt securities that is not secured will be effectively subordinated to existing and future secured indebtedness to the extent of the value of the collateral securing that indebtedness.
Nabors and Nabors Delaware currently conduct substantially all of their operations through their subsidiaries, and their subsidiaries generate substantially all of their cash flow. As a result, distributions and advances from their subsidiaries are the principal source of funds necessary to meet their debt service obligations. Contractual provisions or laws, as well as their subsidiaries’ financial and operating requirements, may limit their respective ability to obtain cash from their subsidiaries that they require to pay their respective debt service obligations, including cash payments on the debt securities. In addition, because Nabors and Nabors Delaware are holding companies, holders of their debt securities and guarantees will have a junior position to the claims of creditors of their respective subsidiaries on their assets and earnings. The prospectus supplement relating to a series of debt securities will state, as applicable, whether Nabors Delaware’s debt securities will be guaranteed by Nabors and/or any other guarantor. For a description of that guarantee, if any, see “— Guarantee.”
Guarantee
Unless otherwise provided in the applicable prospectus supplement, Nabors will guarantee each series of debt securities of Nabors Delaware.
The specific terms and provisions of each guarantee will be described in the applicable prospectus supplement. The obligations of each guarantor under its guarantee will be limited as necessary to seek to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

Conversion and exchange
The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares or preferred shares of Nabors or other equity or debt securities of Nabors and/or Nabors Delaware will be set forth in the related prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option.
Payment, paying agent and registrar
Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on the debt securities at the office or agency designated by the issuer in the City of New York, except that Nabors Delaware, at its option, may pay interest on any debt securities in physical, certificated form either at the corporate trust office of the trustee or by check mailed to holders of the debt securities at their registered addresses as they appear in the registrar’s books. Unless otherwise indicated in the applicable prospectus supplement, Nabors Delaware will pay principal of, premium, if any, and interest, if any, on any debt security in global form registered in the name of or held by a depositary located in the United States identified in the prospectus supplement or its nominee in immediately available funds to such depositary or its nominee, as the case may be, as the registered holder of such global note.
Registration of transfer and exchange
Unless otherwise indicated in the applicable prospectus supplement, a holder of debt securities may transfer or exchange the debt securities at the office of the registrar in accordance with the applicable indenture. The registrar and the trustee may require a holder to, among other things, furnish appropriate endorsements and transfer documents. Unless otherwise indicated in the applicable prospectus supplement, no service charge will be imposed by the issuer, the trustee or the registrar for any registration of transfer or exchange of debt securities, but Nabors Delaware may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. Nabors Delaware is not required to transfer or exchange any debt security selected for redemption. Also, Nabors Delaware is not required to transfer or exchange any debt security for a period of 15 days before a mailing of notice of redemption.
The registered holder of a debt security will be treated as the owner of it for all purposes.
Book-entry delivery and form
Unless otherwise indicated in the applicable prospectus supplement, the debt securities will initially be issued only in registered, book-entry form, in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.
Global notes
Unless otherwise indicated in the applicable prospectus supplement, the debt securities of a series will be issued in the form of one or more global notes that will be deposited with or on behalf of a depositary located in the United States. Unless otherwise identified in the prospectus supplement, The Depository Trust Company will be appointed as depositary with respect to each series.
The specific terms of the depositary arrangement with respect to any debt securities of a series will be described in the prospectus supplement relating to the series. We anticipate that the following provisions will apply to all depositary arrangements.
Unless otherwise specified in an applicable prospectus supplement, debt securities that are to be represented by a global note to be deposited with or on behalf of a depositary will be represented by a global note registered in the name of such depositary or its nominee. Upon the issuance of a global note in registered form, the depositary for the global note will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by the global note to the accounts of institutions that have accounts with the depositary or its nominee (“participants”). The accounts to be credited shall be designated by the underwriters or agents of the debt securities or by Nabors Delaware, if the debt securities are offered and sold directly by Nabors or any of its affiliates. Ownership of beneficial interests in the global notes will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in the global notes will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depositary or its nominee for the global notes. Ownership of beneficial interests in global notes by persons that hold the beneficial interests through participants will be shown on, and the transfer of that ownership interest within such participant will be effected only through, records maintained by the participant.
So long as the depositary for a global note in registered form, or its nominee, is the registered owner of the global note, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global note for all purposes under the applicable indenture governing the debt securities. Except as described below, owners of beneficial interests in the global notes will not be entitled to have debt securities of the series represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in definitive form and will not be considered the owners or holders thereof under the applicable indenture.
Payment of principal of, premium, if any, and interest, if any, on debt securities registered in the name of or held by a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner or the holder of the global note representing the debt securities. Nabors Delaware will not (nor will the trustee, any paying agent or the registrar for the debt securities) have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for debt securities of a series, upon receipt of any payment of principal of, premium or interest in respect of a permanent global note, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global note as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in the global note held through the participants will be governed by customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of the participants.
A global note may not be transferred except as a whole by the depositary for the global note to a nominee of the depositary, by a nominee of the depositary to the depositary or to another nominee of the depositary or by the depositary or any nominee to a successor depositary or a nominee of the successor. If a depositary for debt securities of a series is at any time unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days, Nabors Delaware will issue debt securities in definitive registered form in exchange for the global note or notes representing the debt securities.
Certain covenants of the debt securities
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Amalgamation, Merger, Conveyance of Assets.
The indentures relating to the debt securities will provide, in general, that neither Nabors nor Nabors Delaware, as appropriate, will consolidate or amalgamate with or merge into any other entity or convey, transfer or lease our or its assets substantially as an entirety to any person, unless:
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the entity formed by the consolidation or amalgamation or into which Nabors or Nabors Delaware is merged, or the person who acquires the assets, shall, in the case of Nabors Delaware, be organized under the laws of the United States, any state thereof, or the District of Columbia, the European Union or Bermuda, and in either case shall expressly assume Nabors’ or Nabors Delaware’s obligations under the indenture, the debt securities and any guarantee;

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immediately after giving effect to that type of transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

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we shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, transfer or lease and such supplemental indenture, if any, complies with the indenture, and such Opinion of Counsel shall also state that such supplemental indenture, if any, constitutes the legal, valid, and binding obligation of such successor.

Events of default
In general, and unless otherwise specified in a prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as being:
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a default for 10 days in payment of any principal or premium, if any, on the debt securities of that series, either at maturity, upon any redemption, by declaration or otherwise;

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a default for 30 days in payment of any interest or additional amounts on the debt securities of that series;

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a default for 90 days after written notice from the trustee or Nabors or Nabors Delaware and the trustee receive written notice from the holders of at least 25% in principal amount of outstanding debt securities of that series in the observance or performance of any covenant regarding that series of debt securities or the indenture;

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certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization; or

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the failure to keep any applicable full and unconditional guarantee of the debt securities of that series in place. An event of default with respect to any series of debt securities may not be an event of default with respect to any other series.

If an event of default occurs and is continuing as a result of certain events of Nabors’ or Nabors Delaware’s bankruptcy or insolvency or reorganization then the principal amount of the applicable series of debt securities shall be due and payable immediately. If an event of default occurs and is continuing (other than a default under the fourth bullet paragraph above) either the trustee or the holders of at least 25% in principal amount of the applicable series of outstanding debt securities may, by a notice in writing to us (and to the trustee if given by the holders), declare the principal amount of such series of debt securities to be due and payable immediately. However, any time after an acceleration with respect to the debt securities has occurred, but before a judgment or decree based on such acceleration has been obtained, the holders of a majority in principal amount of the applicable series of outstanding debt securities may, under some circumstances, rescind and annul such acceleration. The majority holders, however, may not annul or waive a continuing default in payment of principal of, premium, if any, additional amounts, if any, or interest on the debt securities.
The indenture will provide that the holders of the debt securities will indemnify the trustee before the trustee exercises any of its rights or powers under the indentures. This indemnification is subject to the trustee’s duty, as trustee, to act with the required standard of care during a default.
The holders of a majority in principal amount of the applicable series of outstanding debt securities may direct the time, method and place of:
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the conduct of any proceeding for any remedy available to the trustee; or

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the exercise of any trust or power conferred on the trustee.

This right of the holders of the debt securities is, however, subject to the provisions in the indentures providing for the indemnification of the trustee and other specified limitations.
In general, the indentures provide that holders of any series of debt securities may institute an action against any of Nabors, Nabors Delaware or any other obligor under such series of debt securities only if the following four conditions are fulfilled:
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the holder previously has given to the trustee written notice of default and the default continues;

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the holders of at least 25% in principal amount of the applicable series of debt securities then outstanding have both requested the trustee to institute such action and offered the trustee security or indemnity satisfactory to it;

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the trustee has not instituted this action within 60 days of receipt of such request; and

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during such 60-day periods, the trustee has not received a direction inconsistent with such written request by the holders of a majority in principal amount of the applicable series of debt securities then outstanding.

The indenture will contain a covenant that Nabors and Nabors Delaware will file annually with the trustee a certificate of no default or a certificate specifying any default that exists. If a default or an event of default is actually known to a responsible officer of the trustee, the trustee must notify the holders, subject to certain conditions.
Discharge, legal defeasance and covenant defeasance
Nabors Delaware may discharge or defease its obligations under the applicable indenture as set forth below.
Under terms satisfactory to the trustee, Nabors Delaware may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation. The debt securities of that series must also:
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have become due and payable;

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be due and payable by their terms within one year; or

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be scheduled for redemption by their terms within one year.

Nabors Delaware may discharge the debt securities of that series by irrevocably depositing an amount certified to be sufficient to pay at maturity, or upon redemption, the principal, premium, if any, and interest on the debt securities of that series. Nabors Delaware may make the deposit in cash or United States Government Obligations, as defined in the applicable indenture.
Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may terminate all of their respective obligations under the debt securities of that series and the applicable indenture as it relates to that series at any time, except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of that series, to replace mutilated, destroyed, lost or stolen securities and to maintain a registrar and paying agent in respect of the debt securities of that series. This is referred to as “legal defeasance.” If Nabors Delaware and Nabors, as applicable, exercise their legal defeasance option, each guarantee in effect at such time, if any, will terminate.
Under terms specified in the indentures, Nabors Delaware and Nabors, if it is a guarantor of a series of debt securities, may be released with respect to any outstanding debt securities of that series from their respective obligations imposed by the sections of the applicable indenture that contain restrictive covenants including mergers and conveyances of assets. In that case, Nabors and Nabors Delaware, if applicable, may no longer be required to comply with these sections without the creation of an event of default. This is typically referred to as “covenant defeasance.” If Nabors and Nabors Delaware, as applicable, exercise their covenant defeasance option, the guarantees in effect at such time, if any, will terminate. Nabors and Nabors Delaware may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.
Legal defeasance or covenant defeasance may be effected by Nabors Delaware only if, among other things, as applicable:
•
Nabors Delaware irrevocably deposits with the trustee or the paying agent cash or United States Government Obligations as trust funds in an amount certified by a nationally recognized firm of certified public accountants to be sufficient to pay at maturity or upon redemption the principal of, premium, if any, and interest on all applicable series of outstanding debt securities;

•
Nabors Delaware delivers to the trustee opinions of counsel to the effect that the holders of the applicable series of debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of legal defeasance or covenant defeasance. This opinion must further state that these holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance had not occurred. In the case of a legal defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the applicable indenture, since this result would not occur under current United States tax law; and
•
Nabors Delaware shall have delivered to the trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent provided for or relating to the defeasance have been complied with.

Event risk
Unless otherwise indicated in the prospectus supplement, none of the indentures, the guarantees or the debt securities will afford holders of the debt securities protection in the event of a highly leveraged transaction involving Nabors or Nabors Delaware or will contain any restrictions on the amount of additional indebtedness that Nabors or Nabors Delaware may incur.
Mandatory redemption; sinking fund
Unless otherwise indicated in the prospectus supplement, neither Nabors nor Nabors Delaware will be required to make either mandatory redemption or sinking fund payments with respect to the debt securities.
Modification of the indenture
Amendments, through supplemental indentures, of the applicable indenture may be made by Nabors Delaware and Nabors, as applicable and the trustee with the consent of the holders of a majority in principal amount of the applicable series of outstanding debt securities; provided, however, that no such amendment may, among other things, without the consent of each holder of each applicable series of outstanding debt securities affected thereby:
•
extend the final maturity of the principal of, or any installment interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any debt security or any premium, or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment;

•
reduce the percentage in principal amount of the outstanding debt securities of any series; and

•
modify the provisions in the applicable indentures regarding waiver of past defaults and amendments with the consent of holders except under certain limited circumstances.

Without the consent of any holder of applicable series of outstanding debt securities, Nabors Delaware and Nabors, as applicable, may amend the applicable indenture and the debt securities to:
•
evidence the succession of another person to Nabors or Nabors Delaware and the assumption by any such successor of the covenants of Nabors Delaware and Nabors, as applicable, and in the debt securities;

•
add to the covenants of Nabors Delaware and Nabors, as applicable, for the benefit of the holders of all or any series of the applicable debt securities or to surrender any right or power conferred in the indentures upon Nabors Delaware and Nabors, as applicable;

•
add any additional events of default or amend certain events of default for the benefit of the holders of all or any series of the applicable debt securities;

•
add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities of any series denominated in one or more foreign currencies, currency units or composite currencies;

•
add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such debt security outstanding;
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secure the debt securities of any series;

•
establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•
evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indentures as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements in the applicable indenture;

•
cure any ambiguity or omission, correct or supplement any inconsistent provisions; provided that such action shall not adversely affect the interests of the holders of debt securities of any series;

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effect or maintain, or otherwise comply with the requirements of the Commission in connection with the qualification of the indentures under the Trust Indenture Act; or

•
make any other change that does not adversely affect the rights of any holder of the applicable outstanding debt securities.

We may also modify and amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments (with the debt securities of each series voting as a class). The holders of a majority in principal amount of the applicable series of outstanding debt securities may, on behalf of the holders of such applicable series of debt securities, waive any past default under the indenture, except a default in the payment of the principal of, premium, if any, or interest on any such debt security.
Subordination of subordinated debt securities
The payment of the principal of, premium, if any, and interest, if any, on the subordinated debt securities will be subordinated, to the extent and in the manner set forth in the subordinated indenture, and as may be further described in the applicable prospectus supplement, in right of payment to the prior payment in full of all senior indebtedness that may at any time and from time to time be outstanding. If the subordinated debt securities are guaranteed by Nabors, the guarantees of the subordinated debt securities will be subordinated in the manner set forth in the applicable prospectus supplement.
Unless otherwise provided in the applicable prospectus supplement with respect to an issue of subordinated debt securities, in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to Nabors Delaware’s assets, or any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshalling of Nabors Delaware’s assets or liabilities, all senior indebtedness must be paid in full or such payment must be provided for before any payment or distribution is made on account of the principal, premium, if any, or interest, if any, on any subordinated debt securities.
In addition, the applicable prospectus supplement may provide that no payment on account of the subordinated debt securities offered thereby shall be made during the continuance of certain defaults with respect to Nabors Delaware’s senior indebtedness or certain of Nabors Delaware’s designated senior indebtedness.
In the event that, notwithstanding the foregoing, any payment or distribution of Nabors Delaware’s assets is received by the subordinated trustee or the holders of any of the subordinated debt securities, under the circumstances described above and before all senior indebtedness is paid in full, such payment or distribution will be paid over to the holders of such senior indebtedness or on their behalf for application to the payment of all such senior indebtedness remaining unpaid until all such senior indebtedness has been paid in full or such payment provided for, after giving effect to any concurrent payment or distribution to the holders of such senior indebtedness.
By reason of this subordination, in the event of a distribution of assets upon insolvency, certain general creditors of Nabors Delaware and Nabors, as the case may be, may recover more, ratably, than holders of the subordinated debt securities.

If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference will set forth the definitions of senior indebtedness and designated senior indebtedness applicable to that series, any payment blockage provisions and the approximate amount of such senior indebtedness with respect to Nabors or Nabors Delaware, outstanding as of a recent date, and if the subordinated debt securities are guaranteed by Nabors or Nabors Delaware.
Concerning the trustee
The debt securities will be issued under an indenture between us and Wilmington Trust, N.A. If the trustee has or acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.
At any time, the trustee under any indenture may resign or be removed with respect to the securities of any series under such indenture by the holders of a majority in principal amount of the outstanding securities of such series. If the trustee resigns, is removed or becomes incapable of acting as trustee, or if a vacancy occurs in the office of the trustee for any reason, a successor trustee will be appointed in accordance with the provisions of the respective indentures.
Governing law
Unless otherwise indicated in the prospectus supplement, each indenture, the debt securities and any guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF PARENT GUARANTEE
Unless otherwise provided in the applicable prospectus supplement, Nabors will fully and unconditionally guarantee to each holder of Nabors Delaware’s debt securities pursuant to this prospectus the due and punctual payment of the principal of (and premium, if any) and interest on, and any other amounts payable on Nabors Delaware’s debt securities, when and as the same shall become due and payable, whether at maturity, a specified payment date, upon acceleration, redemption or otherwise, according to the terms thereof as described in the applicable prospectus supplement; provided that the obligations of Nabors under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Description of Debt Securities — Guarantee.” In the case of any failure by Nabors Delaware to make punctually any such payment of the principal of and, premium, if any, and interest on and any other amounts payable in respect of Nabors Delaware’s debt securities, Nabors will cause any such payment to be made punctually when and as the same shall become due and payable, whether at maturity, a specified payment date, upon acceleration, redemption or otherwise, according to the terms thereof, and as if such payment were made by Nabors. The guarantee will be Nabors’ senior unsecured obligation and shall rank equally in right of payment with all of its other senior and unsecured debt obligations.

DESCRIPTION OF AUTHORIZED SHARE CAPITAL
The following description of Nabors’ share capital includes a summary of certain provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws. The following description of the terms of the common or preferred shares Nabors may issue sets forth certain general terms and provisions of any series of common or preferred shares to which any prospectus supplement may relate. Particular terms of the common or preferred shares offered by any prospectus supplement and the extent, if any, to which these general terms and provisions shall apply to any series of common or preferred shares so offered will be described in the prospectus supplement relating to the applicable shares. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of common or preferred shares. This description of Nabors’ share capital does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Bermuda law and the provisions of Nabors’ Memorandum of Association and Amended and Restated Bye-laws, which have been or will be filed with the Commission as exhibits to the registration statement of which this prospectus is a part.
General
Our authorized share capital is $1,625,000, which consists of 32,000,000 common shares, par value $0.05 per share, and 25,000,000 preferred shares, par value $0.001 per share. We have one class of securities registered under Section 12 of the Exchange Act, our common shares, which are listed on the New York Stock Exchange under the symbol “NBR.” As of July 31, 2026, there were (i) 15,960,922 Nabors common shares issued and outstanding, including 1,161,283 common shares held by our subsidiaries, and (ii) no Nabors preferred shares issued and outstanding. Shares held by our subsidiaries have the same voting and other rights as other issued and outstanding shares. No other shares of Nabors of any class or series were issued and outstanding as of July 31, 2026.
The following summary description of our share capital is based on the provisions of our Memorandum of Association and Amended and Restated Bye-laws and the applicable provisions of the Companies Act 1981 of Bermuda, as amended (the “Companies Act”). This information is qualified entirely by reference to the applicable provisions of our Memorandum of Association, Amended and Restated Bye-laws and the Companies Act. For information on how to obtain copies of our Memorandum of Association and Bye-laws, please see “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference.”
Common Shares
As of July 31, 2026, there were 15,960,922 of our common shares issued and outstanding, including 1,161,283 common shares held by our subsidiaries. The holders of our common shares are entitled to the following rights.
Voting Rights
Holders of the common shares are entitled to one vote on any question to be decided on a show of hands and one vote per share on a poll on all matters submitted to a vote of the shareholders of Nabors. Except as specifically provided in the Bye-laws or in the Companies Act, any action to be taken by shareholders at any meeting at which a quorum is in attendance shall be decided by a majority of the issued and outstanding shares present in person or represented by proxy and entitled to vote. There are no limitations imposed by Bermuda law or the Bye-laws on the right of shareholders who are not Bermuda residents to hold or to vote their Nabors common shares.
The Bye-laws do not provide for cumulative voting. A special general meeting of shareholders may be called by Nabors’ board of directors or as otherwise provided by the Companies Act and applicable law. Any action, except the removal of auditors and directors, required or permitted to be taken at any annual or special meeting of shareholders may be taken by written consent if the consent is signed by each shareholder, or their proxy, entitled to vote on the matter.
Changes to Rights of a Class or Series
Subject to the Companies Act, the rights attached to any class or series of shares of Nabors, unless otherwise provided by the terms of that class or series, may be altered or abrogated by a resolution passed at a separate general meeting of the holders of shares of that class, voting in person or by proxy and representing at least a majority of the issued shares of that class entitled to vote. Every holder of shares of the relevant class shall be entitled on a poll to one vote for each share held by such holder and any holder of shares of the relevant class present in person or represented by proxy may demand a poll. Unless otherwise provided by the rights attaching to any class of shares, the rights attaching to any class of shares will not be deemed to be varied by the creation or issue of shares that rank in priority of payment of dividends or with respect to capital or which confer more favorable voting rights than those shares.
Quorum for General Meetings
The holders of shares present in person or represented by proxy entitling them to exercise a majority of the voting power of Nabors shall constitute a quorum to hold a general meeting of the shareholders.
Dividends and Other Distribution
Subject to the provisions of law or of our Bye-laws, the board of directors may, out of funds available therefor at any or regular special meeting, declare dividends upon the share capital of the Company as and when they deem expedient.
Rights upon Liquidation
Upon the liquidation of Nabors, after the full amounts that holders of any issued and outstanding shares ranking senior to Nabors common shares as to distribution on liquidation or winding-up are entitled to receive have been paid or set aside for payment, the holders of Nabors common shares are entitled to receive, pro rata, any remaining assets of Nabors available for distribution to the holders of common shares. The liquidator may deduct from the amount payable in respect of those common shares any liabilities the holder has to or with Nabors. With the sanction of a resolution of shareholders, the assets received by the holders of Nabors common shares in a liquidation may consist in whole or in part of non-cash property which is not required to be of the same kind for all shareholders.
Repurchase Rights
Nabors’ board of directors may, at its discretion, authorize the purchase by Nabors of its own shares of any class, at any price (whether at par or above or below par), as long as such purchase is made in accordance with the provisions of the Companies Act.
Compulsory Acquisition of Shares Held by Minority Holders
An acquiring party is generally able to acquire compulsorily the Nabors common shares of minority holders in one of the following ways:
•
Under a scheme of arrangement, which is made by obtaining the consent of Nabors and of holders of Nabors common shares, representing in the aggregate a majority in number and at least 75% in value of the common shareholders present and voting at a court ordered meeting held to consider the scheme of arrangement. The scheme of arrangement must then be sanctioned by the Bermuda Supreme Court. If a scheme of arrangement receives all necessary agreements and sanctions, upon the filing of the court order with the Registrar of Companies in Bermuda, all holders of Nabors common shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•
If the acquiring party is a company, it may compulsorily acquire all of the shares of the target company by acquiring pursuant to a tender offer 90% of the shares or class of shares not already owned by the acquiring party (the “offeror”) or any of its subsidiaries. If an offeror has, within four months after the making of an offer for all the shares or class of shares not owned by the offeror or any of its subsidiaries, obtained the approval of holders of 90% or more of all the shares to which the offer relates, the offeror may, at any time within two months beginning with the date on which such approval was obtained, require by a “Notice of Acquisition” any nontendering shareholder to transfer its shares on the same terms as the original offer.

•
In those circumstances, nontendering shareholders will be compelled to sell their shares unless the Supreme Court of Bermuda (on application made within a one-month period from the date of the offeror’s notice of its intention to acquire such shares) orders otherwise.

•
By acquiring, pursuant to a notice given to the remaining shareholders or class of shareholders, where the acquiring party holds not less than 95% of the shares or the class of shares of the company, the shares of such remaining shareholders or class of shareholders. When such a notice is given, the acquiring party is entitled and bound to acquire the shares of the remaining shareholders on the terms set out in such notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Supreme Court of Bermuda for an appraisal of the value of its shares.

This provision only applies where the acquiring party offers the same terms to all holders of shares whose shares are being acquired.
No Preemptive, Conversion or Subscription Rights; No Redemption or Sinking Fund Provision
Holders of Nabors common shares will have no preemptive or preferential right to purchase any securities of Nabors. Nabors common shares will not be convertible into shares of any other class or series or be subject to redemption either by Nabors or the holder of the common shares. Nabors common shares have no sinking fund provisions.
Stock Exchange Listing
Our common shares are listed on the New York Stock Exchange under the symbol “NBR.”
Anti-Takeover Effects of Provisions of Memorandum of Association and Bye-Laws
The Bye-laws have provisions that could have an anti-takeover effect. In addition, the Bye-laws include an “advance notice” provision, which places time limitations on shareholders’ nominations of directors and submission of proposals for consideration at an annual general meeting. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors and to encourage negotiations with the board of directors in transactions that may involve an actual or potential change of control of Nabors.
Directors can be removed from office prior to the expiration of their term, only for cause and after proper notice, at a special general meeting called for that purpose and by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at such meeting. Any vacancy created by the removal of a director may be filled by the affirmative vote of a majority of the issued and outstanding shares entitled to vote at the same meeting by the election of another director in his or her place or, in the absence of any such election, by the board of directors. Any general meeting may authorize the board of directors to fill any vacancy left unfilled at a general meeting. As long as a quorum of directors remains and is present, during the existence of a vacancy on the board of directors the remaining directors shall have full power to act during the existence of a vacancy.
The Bye-laws also provide that the board of directors will consist of not less than 5 nor more than 18 persons, the exact number to be set from time to time by the affirmative vote of a majority of the directors then in office. Accordingly, the board of directors, and not the shareholders, has the authority to determine the number of directors and could delay any shareholder from obtaining majority representation on the board of directors by enlarging the board of directors and filling the new vacancies with its own nominees.
The Bye-laws provide that, at any annual general meeting, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the board of directors, by any shareholder who complies with certain procedures set forth in the Bye-laws.
For business to be properly brought before an annual general meeting by a shareholder in accordance with the terms of the Bye-laws, the shareholder must have given timely notice thereof in proper written form to the Secretary of Nabors. To be timely for consideration at the annual general meeting, a shareholder’s notice must be received by the Secretary at Nabors’ principal executive offices and its registered office in

Bermuda not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual general meeting, or, in the event that the annual general meeting is called for a date that is not within 30 days before or after such anniversary date, not later than the 10th day following the day on which such notice of the date of the annual general meeting was mailed or public disclosure of the date of the annual general meeting was made, whichever occurs first. In order for a shareholder to nominate directors in connection with an annual general meeting of shareholders, a shareholder’s notice of his intention to make such nominations must be received in proper written form as specified in the Bye-laws by the Secretary of Nabors within the time limits described above or pursuant to the valid exercise of the power granted under the Companies Act.
In addition, the Companies Act provides for a mechanism by which 100 shareholders acting together or shareholders holding at least 5% of the voting power of a Bermuda company may propose a resolution that may properly be moved at an annual general meeting of the company.
Subject to the terms of any other class of shares in issue, any action required or permitted to be taken by the holders of the common shares must be taken at a duly called annual or special general meeting of shareholders unless taken by written consent of all holders of common shares. Under the Bye-laws, special general meetings may be called at any time by the board of directors or when requisitioned by shareholders or otherwise required pursuant to the provisions of the Companies Act. The Companies Act currently permits shareholders holding 10% of the paid up capital of a company entitled to vote at general meeting to requisition a special general meeting.
The board of directors of Nabors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of issue of a class or series, to from time to time issue any authorized but unissued shares on such terms and conditions as it may determine. For example, the board of directors could authorize the issuance of preferred shares with terms and conditions that could discourage a takeover or other transaction that holders of some or a majority of the Nabors common shares might believe to be in their best interests or in which holders might receive a premium for their shares over the then market price of the shares.
PREFERRED SHARES
Nabors’ board of directors is authorized, without further shareholder action, to issue from time to time up to 25,000,000 preferred shares in one or more classes or series, and fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences, number of shares, special rights, qualifications, limitations or restrictions thereof, as are provided in the resolutions adopted by the board of directors providing for the issuance of such class or series. The Nabors board of directors in authorizing such class or series may provide that any such class or series may be:
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subject to redemption at the option of Nabors or the holders, or both, at such time or times and at such price or prices;

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entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in relation to, the dividends payable on any other class or classes or any other series;

•
entitled to such rights upon the dissolution of, or upon any distribution of the assets of, Nabors; or

•
convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of Nabors at such price or prices or at such rates of exchange and with such adjustments;

in each case, as set forth in the resolutions authorizing the class or series of preferred shares.
There are no series of preferred shares currently issued and outstanding.
Transfer Agent and Registrar
The transfer agent and registrar for our common shares and preferred shares is Computershare Trust Company, N.A., 150 Royall Street Canton, MA 02021 Attention: Client Services.

DESCRIPTION OF WARRANTS
The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the Commission in connection with the offering of such warrants.
General
Nabors may issue warrants to purchase debt securities of Nabors Delaware, guarantees or other securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Nabors and a warrant agent we select. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the Commission in connection with the offering of the specific warrants.
You should review the applicable prospectus supplement for the specific terms of any warrants that may be offered, including, where applicable:
•
the title of the warrants;

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the aggregate number of the warrants;

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the price or prices at which the warrants will be issued;

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the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

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Nabors’ securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or any combination of the foregoing purchasable upon exercise of such warrants;

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the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

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the date on which the right to exercise the warrants will commence and the date on which that right will expire;

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the minimum or maximum amount of the warrants that may be exercised at any one time;

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the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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the date on and after which the warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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a discussion of certain United States federal income tax considerations; and

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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Unless otherwise indicated in the prospectus supplement, the warrants will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION
Distribution by Nabors and Nabors Delaware
Nabors, Nabors Delaware and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including:
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through agents;

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to or through underwriters;

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through brokers or dealers;

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directly by Nabors, Nabors Delaware or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

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through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.
In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
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purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•
ordinary brokerage transactions; or

•
transactions in which the broker-dealer solicits purchasers.

In addition, Nabors, Nabors Delaware and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.
In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.
In connection with the distribution of the securities covered by this prospectus or otherwise, Nabors, Nabors Delaware or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with Nabors, Nabors Delaware or any selling security holder. Nabors, Nabors Delaware or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. Nabors, Nabors Delaware or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. Nabors, Nabors Delaware or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers or otherwise pledge such securities. Upon our default, the broker or pledgee, as applicable, may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.
At any time a particular offer of the securities covered by this prospectus is made, an amended prospectus or a prospectus supplement will be distributed that will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
We may solicit offers to purchase directly. Offers to purchase securities also may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any other related commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an “underwriter”, within the meaning of the Securities Act, of the securities so offered and sold.
Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”) acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Any such remarketing firm may be deemed to be an “underwriter”, within the meaning of the Securities Act, in connection with the securities remarketed thereby.
If so indicated in the applicable prospectus supplement, we may authorize agents, dealers or underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject to only those conditions set forth in the applicable prospectus supplement. A commission indicated in the applicable prospectus supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by us.
In connection with an underwritten offering, Nabors, Nabors Delaware and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. Nabors, Nabors Delaware or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount and any commissions and other fees, as may be set forth in the revised prospectus or applicable prospectus supplement. If Nabors, Nabors Delaware or any selling security holder grants any such option, the terms of that option will be set forth in the revised or amended prospectus or applicable prospectus supplement.
The maximum commission or discount to be received by any Financial Industry Regulatory Authority (“FINRA”) member or independent broker/dealer is subject to limits imposed from time to time by FINRA.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by Nabors, Nabors Delaware or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.
Other than common shares, all securities offered under this prospectus will be a new issue of securities with no established trading market. Any underwriter to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. In addition, any market-making activities will be subject to the limits imposed by the Securities Act and the Exchange Act. The securities may or may not be listed on a national securities exchange or a foreign securities exchange, except for the common shares which are currently listed and traded on the New York Stock Exchange. We expect any common shares sold by this prospectus will be listed for trading on the New York Stock Exchange subject to official notice of issuance. We cannot give you any assurance as to the liquidity of or the trading markets for any securities.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Nabors files annual, quarterly and current reports, proxy and information statements and other information with the Commission. Nabors Delaware is not required to file such reports and materials with the Commission. The Commission maintains an internet site that is available to the public that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at https://www.sec.gov. Nabors’ filings are also available at Nabors’ website at https://www.nabors.com. Website materials are not a part of this prospectus.
We have filed a registration statement on Form S-3 under the Securities Act that includes this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or the documents incorporated by reference in the registration statement. For further information, you should refer to the registration statement and its exhibits.
Statements made in this prospectus and the documents incorporated by reference herein as to the content of any contract, agreement or other document are not necessarily complete and you should refer to the contracts, agreements and other documents attached as exhibits to the registration statement or the documents incorporated by reference herein for a more complete description of the agreements, contracts and other documents. Each such statement is qualified in all respects by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until all securities registered pursuant to the registration statement of which this prospectus is a part are sold (except to the extent that portions of any Current Report on Form 8-K are furnished and deemed not to be filed). The information incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in (1) this prospectus, (2) any other subsequently filed document that is incorporated by reference into this prospectus or (3) any prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement of which this prospectus is a part.
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Nabors’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the Commission on February 13, 2026.

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Nabors’ Definitive Proxy Statement on Schedule 14A filed with the Commission on April 22, 2026, to the extent incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

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Nabors’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 1, 2026 and July 31, 2026, respectively.

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Nabors’ Current Reports on Form 8-K filed with the Commission on April 7, 2026, June 5, 2026 and July 29, 2026 (other than information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K).

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The description of our Common Shares contained in Exhibit 4.1 to our Annual Report on Form 10-K filed with the SEC on February 13, 2026, including any amendments thereto or reports filed for the purpose of updating such description.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, the prospectus supplement and any applicable free writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to: Nabors Corporate Services, Inc., 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention: Investor Relations, phone number (281) 874-0035.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Milbank LLP with respect to New York law and by Conyers Dill & Pearman Limited with respect to Bermuda law. Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report, which contains a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of certain entities of Parker Drilling Company (“Parker”) because it was acquired by the Company in a purchase business combination during 2025, of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

391,944 Common Shares
Nabors Industries Ltd.

PROSPECTUS SUPPLEMENT

August 27, 2026